Exhibit 99.2

Contact: Peper Long, Intuitive +1-202-446-7748 – mobile
Intuitive Announces Plans to Establish Direct Presence in Italy, Spain, Portugal
Acquisition of distributor business expands Intuitive’s investment and footprint in Europe
SUNNYVALE, Calif., January 21, 2025, – Intuitive (NASDAQ:ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, announced today it intends to establish a direct presence in Italy, Spain, Portugal, Malta, and San Marino, and associated territories via the acquisition of the da Vinci and Ion distribution businesses in these countries.
Intuitive has entered into this agreement, subject to regulatory approvals, with the current Intuitive technology distributors ab medica, Abex, Excelencia Robotica, and their affiliates to purchase their Intuitive product-related business. The transaction will not close until 2026, after approvals have been received and closing conditions met.
“Intuitive is excited to continue to invest in the significant opportunity to bring safe, minimally invasive care to more patients across Europe,” said Intuitive CEO Gary Guthart. “Having a direct presence in Italy, Spain, Portugal, Malta, and San Marino, and associated territories allows us to deepen our understanding of unique customer needs in these countries.”
Upon deal closure in 2026, the da Vinci and Ion business of ab medica, Abex, and Excelencia Robotica will be wholly owned by Intuitive, and business operations will be integrated into Intuitive’s European commercial and marketing organization, led by Senior Vice President and General Manager Dirk Barten.
“Intuitive is grateful for the years of strong business and dedication these companies have provided—their leadership has helped establish robotic technology with physicians and their patients in Europe,” said Barten.
“We look forward to integrating these teams upon deal closure,” said Barten. “Developing direct relationships with customers in these countries is critical for building greater patient access to minimally invasive care.”
“We are proud to have introduced robotic-assisted surgery more than two decades ago in Italy and Southern Europe, as one of the first da Vinci distributors in the world. In 2026 we will continue on our path of innovation in service of patients, care, and healthcare professionals,” said ab medica CEO Francesca Cerruti.
“Over the past forty years, we have become distributors of major technologies across numerous clinical specialties and become producers of solutions and services for smart and digital health. We will continue this journey, and we thank those who have believed with us in da Vinci surgery, and Intuitive for the trust they have placed in us,” said Cerruti.
About Intuitive Surgical, Inc.
Intuitive (NASDAQ:ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic surgery. Our technologies include the da Vinci surgical system and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where disease is identified early and treated quickly, so that patients can get back to what matters most.
About da Vinci Surgical Systems
There are several models of the da Vinci Surgical System. The da Vinci surgical systems are designed to help surgeons perform minimally invasive surgery and offer surgeons high-definition 3D vision, a magnified view, and robotic and computer assistance. They use specialized instrumentation, including a miniaturized surgical camera and wristed instruments (i.e., scissors, scalpels, and forceps) that are designed to help with precise dissection and reconstruction deep inside the body.
About the Ion Endoluminal System
The Ion Endoluminal System (Model IF1000) assists the user in navigating a catheter and endoscopic tools in the pulmonary tract using endoscopic visualization of the tracheobronchial tree for diagnostic and therapeutic procedures. The Ion Endoluminal System enables fiducial marker placement. It does not make a diagnosis and is not for pediatric use.

Information provided by the Ion Endoluminal System or its components should be considered guidance only and not replace clinical decisions made by a trained physician.
For more information, please visit the company’s website at www.intuitive.com.
Important Safety Information
For important safety information, indications for use, risks, full cautions and warnings, please refer to www.intuitive.com/safety.
Forward-Looking Statements
This press release contains forward-looking statements which relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results or impacts on the Company’s operations, financial performance, and market position to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to establishing a direct presence in Italy, Spain, Portugal, Malta, and San Marino, and associated territories, the expected closing timeframe of the transaction, obtaining regulatory approvals, bringing care to more patients across Europe, integration of business operations and teams, developing direct relationships with customers, continuing innovation in service of patients, care, and health care professionals. These forward-looking statements should be considered in light of various important factors and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include, among others, economic conditions in the markets in which we operate, changes in governmental regulations, regulatory enforcement priorities, and other factors discussed in the Company’s Annual Reports and other filings with relevant securities regulators.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statement, and the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.